UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2025

LendingTree, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-34063	26-2414818
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1415 Vantage Park Dr., Suite 700, Charlotte, NC	28203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 541-5351

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	TREE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Following the unexpected passing of Doug Lebda, the Founder and former Chairman and Chief Executive Officer of LendingTree, Inc. (the “Company”), the Company’s Board of Directors (the “Board”), on October 13, 2025, appointed Scott Peyree, to serve as the Company’s President and Chief Executive Officer, effective immediately. Mr. Peyree will serve as the Company’s principal executive officer. Immediately prior to his appointment as the Company’s President and Chief Executive Officer, Mr. Peyree served as the Company’s Chief Operating Officer and President, LendingTree Marketplace. Mr. Peyree’s duties and responsibilities in his capacity as the Company’s Chief Operating Officer and President, LendingTree Marketplace will continue to be performed by Mr. Peyree in his capacity as the Company’s President and Chief Executive Officer, and the Chief Operating Officer and President, LendingTree Marketplace positions were eliminated. At this time, there has been no change in compensation payable to Mr. Peyree as a result of this appointment.

The Board also appointed Mr. Peyree to the Board to fill the vacancy resulting from Mr. Lebda’s passing. In accordance with the Company’s non-employee director compensation program, Mr. Peyree will not receive compensation for his service on the Board.

The information required by Items 401(b), (d), (e) and Item 404(a) of Regulation S-K regarding Mr. Peyree was previously reported in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 25, 2025, and such information is incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On October 13, 2025, the Company issued a press release announcing the matters reported in Items 5.02 and 8.01 of this report, a copy of which is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

The information in this Item 7.01 and Exhibit 99.1 to this report is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed to be incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, whether made before or after the date hereof, regardless of any general incorporation by reference language in any such filing, except as the Company expressly sets forth by specific reference in such filing.

Item 8.01 Other Events.

On October 13, 2025, the Company announced that Mr. Lebda passed away unexpectedly on October 12, 2025 in an all-terrain vehicle accident. The Company mourns Mr. Lebda’s passing and extends sincere and heartfelt condolences to his family.

On October 13, 2025, the Board appointed its Lead Independent Director, Steve Ozonian, to serve as the Chairman of the Board, effective immediately. Mr. Ozonian had served as the Board’s Lead Independent Director since the position was established in 2016.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Exhibit Description
99.1	Press Release issued on October 13, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 16, 2025

LENDINGTREE, INC.

By:	/s/ Heather Novitsky
Heather Novitsky
General Counsel

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